AMENDED AND RESTATED BY-LAWS OF PRESIDENTIAL LIFE INSURANCE COMPANY Section 1. The name of this Company shall be Presidential Life Insurance Company (the “Company”). Section 2. The annual meeting of the stockholders of the Company shall be held at the principal office of the Company in Rockland County, New York, or at such other place within the State of New York as the Board of Directors may from time to time specify, on the second Wednesday of May of each year and at such hour as may be designated by the Board of Directors. Section 3. Special meetings of the stockholders may be held upon call of the President, a majority of the number of directors in office, or of stockholders holding a majority of the outstanding shares of stock entitled to vote at such meeting. Section 4. Notice of the time and place of every meeting of stockholders shall be given in the manner provided by law. Section 5. The holders of a majority of the outstanding shares of stock of the Company entitled to vote at any meeting of stockholders must be present in person or by proxy at such meeting to constitute a quorum. However, if less than such quorum is present in person or by proxy at such meeting, a majority of the outstanding shares of stock of the Company present at such meeting shall have the power to adjourn such meeting from time to time without notice.

- 2 - The Board of Directors may, before any meeting of stockholders, appoint two inspectors of election to serve at such meeting. If the Board of Directors fails to make such appointment, or if their appointees or either of them fail to appear at such meeting, the chairman of the meeting may appoint inspectors or an inspector to act at such meeting. Section 6. Meetings of the Board shall be presided over by a chairperson to be elected by the directors at the meeting. The Secretary or any other person appointed by the chairperson of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairperson of the meeting. Section 7. The stock of the Company shall be transferable or assignable on the books of the Company by the holders in person or by power of attorney on surrender of the certificates therefore duly endorsed. Certificates of stock shall be in such form and executed in such manner as may be prescribed by law and the Board of Directors. Section 8. The directors shall be elected at the annual meeting of stockholders or as soon thereafter as practicable by plurality of the votes at such election and shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. Any director may be removed with or without cause at any time by a majority of votes at a duly held meeting of the stockholders or by unanimous written consent of the stockholders.

- 3 - The number of directors of the Company shall not be less than thirteen (13) nor more than nineteen (19). Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been elected and qualified. If any vacancies shall occur in the Board of Directors, the remaining members of the Board of Directors at a meeting called for that purpose on such notice as is provided for in these By-Laws, or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies occasioned and each director so elected shall hold office until the next annual meeting of stockholders. Notice of any election of a director or directors under the provisions of this Section shall be given to the Superintendent of Insurance of the State of New York. Each director shall be at least twenty-one (21) years of age and at all times a majority shall be citizens and residents of the United States, and not less than two (2) shall be residents of New York. Not less than one-third of the directors shall be persons who are not officers or employees of the Company or any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or of any such entity. At least one such person must be included in any quorum for the transaction of business at any meeting of the Board of Directors. In order to qualify to stand for reelection as a director, any incumbent director must have attended, in person, at least 75% of the meetings of the Board of Directors duly held during the twelve (12) month period immediately preceding the

- 4 - annual meeting of the stockholders of the Company at which such director will stand for reelection. Section 9. Regular Meetings of the Board of Directors shall be held on such dates and at such places and times as the Board determines. The Secretary or other officer performing his duties shall give reasonable notice (which need not in any event exceed two days) of all meetings of the directors, provided that a meeting may be held without notice immediately after the annual election and notice need not be given of regular meetings held at the times fixed by resolution of the Board of Directors. Special Meetings of the Board may be called by the President and shall be called by the Chairman, the President or the Secretary upon the written request of a majority of the directors. The request shall state the date, time and place of the proposed meeting. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. A majority of the whole Board of Directors shall constitute a quorum and the act of a majority of a legal quorum of the Board of Directors at any meeting shall be the act of the Board of Directors. A majority of less than a legal quorum shall have power to adjourn any meeting from time to time without notice. Section 10. The Board of Directors shall establish one or more committees comprised solely of directors who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of the controlling interest on the voting stock of the Company or any such entity. Such committees shall consist of at least three directors. Such committee or committees shall have responsibility for recommending the

- 5 - selection of independent certified public accountants, reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for directors for election by stockholders, evaluating the performance of officers deemed to be principal officers of the Company and recommending to the Board of Directors the selection and compensation of such principal officers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate additional committees, each committee to consist of three or more directors of the Company, which, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors and the management of the business and affairs of the Company. Each such committee shall make its own rules of procedure and shall report its proceedings to the Board of Directors when required. Not less than one-third of the members of each such committee shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. At least one such person must be included in any quorum for the transaction of business of any such committee. Section 11. The directors shall not receive any stated salary for their services as directors or as members of a committee of directors, but, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors or at a meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from

- 6 - serving the Company in any other capacity as officer, agent or otherwise and receiving compensation therefor. The members of the Board of Directors may name as Directors Emeriti persons who formerly served as directors of the Company. Directors Emeriti may attend and participate in meetings of the Board of Directors, but shall have no vote. They shall receive such compensation as may be fixed by the Board of Directors. Section 12. The Board of Directors, as soon as may be convenient after the election of directors in each year, shall appoint a Chairman of the Board of Directors and also appoint a President, a Secretary and a Treasurer and may, from time to time, appoint an Executive Vice-President, one or more Vice-Presidents and such other officers as they may deem proper. Any two or more offices may be held by the same person, except the offices of President and Secretary. Section 13. The term of office of all officers shall be until next election of directors and until their respective successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Directors. Vacancies in the offices shall be filled by the Board of Directors, and a person so elected shall hold office until his successor is chosen and has qualified. Section 14. The President shall be the chief executive officer of the Company and shall have general supervision of the affairs of the Company, and shall report to and be responsible to the Board of Directors and the stockholders. The other officers of the Company shall have such power and duties, except as modified by the Board of Directors, as generally pertain to their offices

- 7 - respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors. Section 15. Subject to the requirements of the New York Insurance Law, the Company shall indemnify all directors and officers of the Company as follows in accordance with the provisions of Section 722 of the Business Corporation Law: (a) The Company shall indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the Company to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent,

- 8 - shall not in itself create a presumption that any such director or officer did not act in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company or that he had reasonable cause to believe that his conduct was unlawful. (c) The Company shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Company, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to

- 9 - indemnity for such portion of the settlement amount and expenses as the court deems proper. The Company shall also indemnify and advance expenses for the directors and officers of the Company to the full extent authorized in Section 723, 724 and 725 of the Business Corporation Law of the State of New York. Section 16. No director, officer or responsible employee shall have a substantial or pecuniary interest, or hold any office or position in any other business entity which might result in a conflict of interest between such entity, the individual and this Company without full timely disclosure thereof to the Board of Directors. Section 17. These By-Laws may, at any time, be added to, amended or repealed in whole or in part by the affirmative vote of a majority of the number of directors in office given at a duly convened meeting of the Board of Directors, the notice of which includes notice of such proposed action. No such notice need be given if all members of the Board of Directors are present at the meeting. All By-Laws, including any By-Laws made, amended or repealed by the directors, shall be subject to amendment, repeal or re-enactment by the stockholders entitled to vote at any annual meeting or at any such meeting called for that purpose. Amended through: March 8, 2011